Exhibit 1.1

AMENDED AND RESTATED
DEALER MANAGER AGREEMENT
by and among
Prospect Capital Corporation,

Prospect Capital Management L.P.,

Prospect Administration LLC,

InspereX LLC
and such other
Agents added from time to time
February 18, 2022

February 18, 2022

InspereX LLC
200 South Wacker Drive
Suite 3400
Chicago, Illinois 60606

Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), Prospect Capital Management L.P., a Delaware limited partnership registered as an investment adviser (the “Adviser”), Prospect Administration LLC, a Delaware limited liability company (the “Administrator”), and InspereX LLC (the “Dealer Manager”) previously entered into a Dealer Manager Agreement dated October 30, 2020 (the “Original Agreement”). The parties hereby terminate the Original Agreement and confirm their agreement in the form of this Amended and Restated Dealer Manager Agreement (this “Agreement”) as follows:

I.
The Company has authorized and proposes to issue and sell, on the terms and subject to the conditions set forth herein, up to an aggregate of 10,000,000 shares (the “Authorized Amount”), par value $0.001 per share, any combination of its 5.50% Series AA1 Preferred Stock (the “AA Shares”) and its 5.50% Series MM1 Preferred Stock (the “MM Shares”), each with a liquidation preference of $25 per share (the “Liquidation Preference”) (such Authorized Amount of 10,000,000 AA Shares and MM Shares being referred to herein collectively as the “Preferred Stock”). The Company may offer any future series of Preferred Stock, provided that the aggregate number of shares issued across all series of Preferred Stock offered pursuant to this Agreement shall not exceed 10,000,000 shares. For the avoidance of doubt, the defined term “Preferred Stock” in this Agreement shall refer only to the Authorized Amount of 10,000,000 shares of Preferred Stock authorized for sale hereunder and shall not refer to any other class or series of preferred stock that the Company may offer, sell or have outstanding. The terms of the Preferred Stock are described in the prospectus referred to below. The Preferred Stock will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Underlying Securities”).
The Preferred Stock is authorized by, and subject to the terms and conditions of, the Company’s charter (the “Articles”).
Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints you as agent of the Company for the purpose of soliciting offers to purchase the Preferred Stock and each of you and any other Agents (as such term is defined below) hereby agrees, severally and not jointly, to use your reasonable best efforts to solicit offers to purchase Preferred Stock upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with the Dealer Manager, and (2) agrees that whenever the Company determines to sell Preferred Stock pursuant to this Agreement, such Preferred Stock shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section VI hereof between the Company and the Dealer Manager, with the Dealer Manager purchasing such Preferred Stock as principal for resale to (i) other Agents (as such term is defined below) and/or dealers (the “Selected Dealers”), each of whom will purchase such Preferred Stock as principal and (ii) its own customer accounts. The Company reserves the right to appoint additional agents (together with you, as Dealer Manager, the “Agents”) for the purpose of soliciting offers to purchase the Preferred Stock, which agency shall be on an on-going basis or a one−time basis. Any such additional Agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, including the form of letter attached hereto as Exhibit H, and delivery to the Company of addresses for notice hereunder. After the time an Agent is appointed, the Company shall deliver to the Agent copies of the documents delivered to other Agents on the date hereof under Sections III(a), III(b), III(c), III(d) and III(e) and, if such appointment is on an ongoing basis, Sections VIII(b), VIII(c) and VIII(d) hereof.
The Company has entered into an Investment Advisory Agreement dated as of July 24, 2004, as renewed on June 17, 2021 by the Company’s board of directors (the “Investment Advisory Agreement”), with the Adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”). The Company has entered into an Administration Agreement, dated as of July 24, 2004, as renewed on June 17, 2021 by the Company’s board of directors (the “Administration Agreement”), with the Administrator.
II.
(a)An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), in respect of certain of the Company’s securities, including the Preferred Stock, has been filed on Form N-2 with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof. Such registration statement has become effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act.
(b)For the purposes of this Agreement the following terms shall have the following meaning:
(1)“Registration Statement” as of any time means the registration statement, as amended by any amendment thereto, registering the offer and sale of the Preferred Stock among other securities, in the form then filed by the Company with the Commission, including any document incorporated or deemed to be incorporated therein by reference, and any prospectus and/or prospectus supplement deemed or retroactively deemed to be a part thereof at such time that has not been superseded or modified. “Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale for the Preferred Stock, which time shall be considered the new effective date of such registration statement, as amended, with respect to such Preferred Stock (within the meaning of Rule 430B(f)(2)). For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or Rule 430C, as the case may be.
(2)“Prospectus” means, collectively, (i) the base prospectus relating to various securities of the Company that is included in the Registration Statement and (ii) the prospectus supplement relating to the Preferred Stock, filed by the Company with the Commission pursuant to Rule 424 prior to the offer and acceptance of the Preferred Stock, including, in each case, any document incorporated or deemed to be incorporated therein by reference, and which otherwise satisfies Section 10(a) of the 1933 Act.
(3)“Additional Disclosure Item” means any offer relating to the Preferred Stock that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act and treated by the Company as subject to Rule 482 under the 1933 Act (a “Rule 482 Additional Disclosure Item”); and (y) any

sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Preferred Stock that is not a Rule 482 Additional Disclosure Item (other than, for the avoidance of doubt, a Terms Agreement or any Final Term Sheet (as such term is defined below)).
(4)“Final Term Sheet” means a term sheet in substantially the form included as Exhibit D that is preceded or accompanied by the Prospectus.
(5)“Applicable Time” means the time of each sale of Preferred Stock.
(6)“Representation Date” means the date of each acceptance by the Company of an offer for the purchase of Preferred Stock (whether to one or more Agents as principals or through the Agents as agents), the Applicable Time, the date of each delivery of Preferred Stock (whether to the Dealer Manager as principal or through the Dealer Manager as an agent) (the date of each such delivery to the Dealer Manager as principal being hereafter referred to as a “Settlement Date”), and any date on which the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement (i) effected by the filing of a document with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”), or (ii) relating solely to an offering of securities other than the Preferred Stock).
III.
The Agents’ obligations hereunder are subject to the following conditions:
(a)On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:
(1)The opinion of the General Counsel of the Company (the “General Counsel”), which shall be substantially in the form attached hereto as Exhibit A-1.
(2)The opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, or of such other law firm who may be counsel for the Company from time to time (“Regular Counsel”), which shall be substantially in the forms attached hereto as Exhibit B-1 and Exhibit B-2.
(3)The opinion of Venable LLP, Maryland counsel for the Company, or such other law firm who may be Maryland counsel for the Company from time to time (“Maryland Counsel,” together with the General Counsel and Regular Counsel, “Company Counsel”) which shall be substantially in the form attached hereto as Exhibit C.
(4)The opinion of Troutman Pepper Hamilton Sanders LLP, counsel for the Agents, or such other law firm who may be counsel for the Agents from time to time (“Agent Counsel”), in a form and substance reasonably satisfactory to the Agents.
The opinions described in this subsection (a) shall expressly provide that any agent that becomes an Agent hereunder following the date hereof may rely on such opinion as though it were addressed to such Agent (it being understood that such opinion speaks only as of the date of such opinion).
(b)On the date hereof, the Agents shall have received a certificate of the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any other authorized officer of each of the Company and the Adviser satisfactory to the Agents, each dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that to the best of their knowledge (i) the representations and warranties of the Company and the Adviser and Administrator in this Agreement are true and correct on and as of the date of such certificate with the same effect as if made on such date and the Company and each of the Adviser and the Administrator has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such officer, threatened; and (iii) since the date of the most recent financial statements of the Company included or incorporated by reference, or deemed to be incorporated by reference, in the Prospectus, there has been no material adverse change in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus.
(c)On the date hereof, the Agents shall have received a letter from BDO USA, LLP (“BDO”) dated as of the date hereof and in form and substance satisfactory to the Agents confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(d)On the date hereof, the Company and the Adviser shall each furnish the Agents with a certificate of its Secretary, in form and substance reasonably satisfactory to the Agents.
(e)On the date hereof and on each Settlement Date with respect to any purchase of Preferred Stock by the Agents, Agent Counsel shall have been furnished with such documents as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Preferred Stock as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Preferred Stock as herein contemplated shall be satisfactory in form and substance to the Dealer Manager and to Agent Counsel.
(f)The Company shall have filed Articles Supplementary classifying and designating the terms of the Preferred Stock with the State Department of Assessments and Taxation of Maryland.
The obligations of the Dealer Manager to purchase Preferred Stock as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Preferred Stock, or which in any way questions or affects the validity of the Preferred Stock, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and (iii) there shall not have occurred since the date of such Terms Agreement any material change, or any material development involving an impending prospective material change, in or affecting the business, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto since the date of the applicable Terms Agreement), each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date. Further, if specifically called for by any written agreement by the Dealer Manager, including a Terms Agreement, to purchase Preferred Stock as principal, the Dealer

Manager’s obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in subsections (a), (b), (c) and (d) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.
IV.
In further consideration of your agreements herein contained, the Company covenants as follows:
(a)The Company will notify the Agents as soon as practicable (i) when, at any time when a prospectus relating to the Preferred Stock is required to be delivered under the 1933 Act (whether physically or through compliance with Rule 172), any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed in relation to the Preferred Stock, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information in each case in relation to the Preferred Stock, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Preferred Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, (v) of the filing of any document pursuant to the 1934 Act which will be incorporated by reference, or deemed to be incorporated, into the Registration Statement (other than documents that will be available via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) and (vi) of receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2). The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional shares of Preferred Stock or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement (i) effected by the filing of a document with the Commission pursuant to the 1934 Act or (ii) relating solely to an offering of securities other than the Preferred Stock) and will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will give the Agents a reasonable opportunity to comment on any such proposed amendment or supplement.
(c)The Company will deliver to the Agents without charge, a copy of (i) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus or, in each case, deemed to be incorporated therein by reference), (ii) any Additional Disclosure Item (including any amendment or supplement thereto) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Preferred Stock. The Company will furnish to the Agents as many copies of the Prospectus (both as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver (whether physically or through compliance with Rule 172) a Prospectus in connection with sales or solicitations of offers to purchase the Preferred Stock under the 1933 Act.

(d)The Dealer Manager will prepare, with respect to any Preferred Stock to be sold through or to the Dealer Manager pursuant to this Agreement (and any applicable Terms Agreement), a Final Term Sheet, which shall be preceded or accompanied by the Prospectus and which shall be reviewed and approved by the Company.
(e)Except as otherwise provided in subsection (n) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Preferred Stock and to cease sales of any Preferred Stock by the Dealer Manager, and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.
(f)Except as otherwise provided in subsection (n) of this Section, if at any time following the issuance of an Additional Disclosure Item during the term of this Agreement there occurred or occurs an event or development as a result of which such Additional Disclosure Item (other than a Rule 482 Additional Disclosure Item) conflicted or would conflict, or with respect to a Rule 482 Additional Disclosure Item, materially conflicted or would materially conflict, with the information then contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly (i) notify the Dealer Manager and (ii) either (1) amend or supplement such Additional Disclosure Item to eliminate or correct such conflict, untrue statement or omission or (2) file a report with the Commission under the 1934 Act that corrects such untrue statement or omission and promptly notify the Dealer Manager that such Additional Disclosure Item shall no longer be used.
(g)Except as otherwise provided in subsection (n) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Agents and thereafter shall cause promptly the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act, the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “1940 Act”) or the 1934 Act or otherwise.
(h)Except as otherwise provided in subsection (n) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act, the 1940 Act or the 1934 Act or otherwise.

(i)As soon as practicable after furnishing with the Commission, the Company will timely make generally available to its security holders and to the Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.
(j)The Company will arrange, if necessary, for the qualification of the Preferred Stock for sale under the laws of such states and jurisdictions as the Agents may designate and the Company agrees to and will maintain such qualifications in effect so long as required to complete the distribution and sale of the Preferred Stock; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Preferred Stock, in any jurisdiction where it is not now so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Stock have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Preferred Stock for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.
(k)The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (whether physically or through compliance with Rule 172), will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.
(l)The Company agrees to pay the required Commission filing fees relating to the Preferred Stock within the time period required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) and Rule 457(r) under the 1933 Act.
(m)The Company has filed or will file each Prospectus pursuant to and in accordance with Rule 424 within the prescribed time period.
(n)The Company shall not be required to comply with the provisions of subsections  (e), (f), (g) or (h) of this Section or the provisions of Sections VIII(b), (c) and (e) during any period from the time (i) the Agents have suspended solicitation of purchases of the Preferred Stock pursuant to a direction from the Company and (ii) the Agents shall not then hold any Preferred Stock as principal purchased from the Dealer Manager to the time the Company shall determine that solicitation of purchases of the Preferred Stock should be resumed or shall subsequently agree for the Dealer Manager to purchase Preferred Stock as principal.
(o)The Company will use the Net Proceeds in the manner specified in each Prospectus under “Use of Proceeds.”
(p)The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively).
(q)The Company will cooperate with any reasonable due diligence review conducted by the Agents (or their counsel or other representatives), including, without limitation, providing information and making available documents and senior corporate officers, as the Agents may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this subsection (q) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five Business Days after each filing by the Company of its Annual Report on Form 10-K and each Quarterly Report on Form 10-Q whereby the Company will make its senior corporate officers available to address diligence inquiries of the Agents and will provide such additional information and documents as the Agents may reasonably request.
(r)The Company will comply with all requirements imposed upon it by the 1933 Act, the 1934 Act and the 1940 Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Preferred Stock as contemplated by the provisions hereof and the Prospectus.
(s)The Company shall use its best efforts in cooperation with the Agents to permit the Preferred Stock to be eligible for clearance and settlement through the facilities of The Depository Trust Company.
V.
(a)The Agents propose to use their respective reasonable best efforts to solicit offers to purchase the Preferred Stock upon the terms and conditions set forth herein and in the Prospectus. For the purpose of such solicitation the Agents will use the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Preferred Stock only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Preferred Stock commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.
Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Preferred Stock only in denominations of $25 or more (in multiples of $25). The minimum investment amount is $1,000, but purchases of less than $1,000 may be permitted by the Company in the Company’s sole discretion. The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Preferred Stock other than Selected Dealers without the consent of the Company. Unless otherwise instructed by the Company, the Dealer Manager shall communicate to the Company, orally or in writing, each offer to purchase Preferred Stock. The Company shall have the sole right to accept offers to purchase Preferred Stock and may reject any proposed offers to purchase Preferred Stock as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Preferred Stock, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.
Unless otherwise authorized by the Company, all Preferred Stock shall be sold to the public at a fixed purchase price ranging from $23.75 to $25.00 per share (the “Price Range”). The actual purchase price per share of Preferred Stock within the Price Range shall be set by the Dealer Manager, the Agents and Selected Dealers, provided that any such price within the Price Range that is below $25 per share shall (i) require prior disclosure in the Prospectus, (ii) require the Company’s prior consent, (iii) be set forth in a Terms Agreement and (iv) be consistently applied to all sales to eligible customer accounts of the Dealer Manager, an Agent or a Selected Dealer, as applicable. The Company agrees to pay the Dealer Manager, as consideration for soliciting offers to purchase the Preferred Stock pursuant to a Terms Agreement, (i) a selling commission equal to up to 4.875 percent of the Liquidation Value of each share of Preferred Stock actually sold (the “Commission”), which Commission shall be determined by the

Company and the Dealer Manager from time to time and set forth in a Terms Agreement and (ii) a dealer manager fee of 0.125% of the Liquidation Value of each share of Preferred Stock actually sold (the “Dealer Fee”). The Dealer Manager shall retain the full Dealer Fee for each share of Preferred Stock actually sold and may reallow all or a portion of the Commission to the Agents or Selected Dealers, as determined among the Dealer Manager, the Agents and Selected Dealers from time to time.

Notwithstanding anything to the contrary in this Agreement, including this Section V, it is expressly acknowledged and agreed between the Company and the Dealer Manager that the Company is permitted to sell up to 25% of the shares of Preferred Stock in the offering directly to investors in negotiated transactions in which neither the Dealer Manager, any Agent nor any other party is acting as an underwriter, dealer or agent. Accordingly, the Dealer Manager shall not receive any Dealer Fee or Commission in connection with the Company’s direct sale of shares of Preferred Stock to an investor. Neither the Dealer Manager, any Agent nor any Selected Dealer shall have any obligations or liabilities under this Agreement or otherwise with respect to any such direct sales of shares of Preferred Stock by the Company to investors. The gross proceeds the Company receives from any such direct sales will not be included in the gross proceeds from the sale of the Preferred Stock for purposes of calculating the 10% cap imposed by Financial Industry Regulatory Authority, Inc. (“FINRA”).
(b)The Company, the Dealer Manager and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that no shares of Preferred Stock may be offered or sold, directly or indirectly, in or from any non-U.S. jurisdiction except upon the authorization of the Company and in compliance with any applicable rules and regulations of any such non-U.S. jurisdiction. The Dealer Manager, each Agent, and each Selected Dealer may arrange to sell shares of Preferred Stock in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted do so.
(c)In offering Preferred Stock, the Agents will comply, and each Selected Dealer will be required to comply, with applicable FINRA rules, including those relating to suitability of investors.
VI.
Each sale of Preferred Stock shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit E (a “Terms Agreement”) to be entered into which will provide for the sale of such Preferred Stock to, and the purchase and reoffering thereof, by the Dealer Manager as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Preferred Stock by the Dealer Manager. The offering of Preferred Stock by the Company hereunder and the Dealer Manager’s agreement to purchase Preferred Stock pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Preferred Stock to be purchased pursuant thereto by the Dealer Manager as principal, and may specify, among other things, the number of shares of Preferred Stock to be purchased, the net proceeds to the Company, the maximum initial public offering price at which shares of the Preferred Stock are proposed to be reoffered, the time and place of delivery of and payment for such Preferred Stock, and any other relevant terms. Terms Agreements, each of which shall be substantially in the form of Exhibit E hereto, or as otherwise agreed to between the Company and the Dealer Manager, may take the form of an exchange of any standard form of written telecommunication between the Dealer Manager and the Company.

VII.
(a)The Company represents and warrants to the Agents, and the Adviser and the Administrator, jointly and severally, represent and warrant to the Agents, as of the date hereof and as of each Representation Date as follows:
(1)Compliance With Registration Requirements. (i)    The Company meets the requirements for use of Form N-2 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act, that has been filed with the Commission not earlier than three years prior to the date hereof; the Company has not received any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration form. The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
(ii)    At the respective times the Registration Statement, and any post-effective amendment thereto, became effective, and at each Settlement Date, the Registration Statement, and all post-effective amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act (excluding any post-effective amendment for the purpose of filing exhibits thereto) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its date, at the respective times the Prospectus or any such amendment or supplement was issued, and as of the date hereof, as of each Applicable Time and as of each Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Agent for use in the Registration Statement or Prospectus it being understood and agreed that the only such information furnished to the Company in writing by the Agents consists of the information described in Section IX(e) below.
(iii)    At the respective times the Prospectus was filed, as of the date hereof, as of each Applicable Time and as of each Settlement Date, it complied and will comply in all material respects with the 1933 Act and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Agents for use in connection with the applicable offering.
(iv)    As of each Applicable Time and Settlement Date, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Agent for use in the Prospectus it being understood and agreed that the only such information furnished to the Company in writing by the Agents consists of the information described in Section IX(e) below.
(v)    Each Additional Disclosure Item, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Preferred Stock (which completion the Dealer Manager shall promptly communicate to the Company) or until any earlier date that the Company notified or notifies the Dealer Manager as described in Section IV(f) above, did not, does not and will not include any information that, with respect to an Additional Disclosure Item other than a Rule 482 Additional Disclosure Item, conflicted, conflicts or will conflict, or with respect to a Rule 482 Additional Disclosure Item materially conflicted, materially conflicts or will materially conflict, with the information then contained in the Registration Statement and the Prospectus. Each such Additional Disclosure Item, as of its issue date and each Applicable Time and Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not include statements in or omissions from any Additional Disclosure Item made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Agent for use in the Additional Disclosure Item it being understood and agreed that the only such information furnished to the Company in writing by the Agents consists of the information described in Section IX(e) below.
(2)Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made or makes a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Preferred Stock, as of the date hereof and at each Representation Date, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined under the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering of the Preferred Stock, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(3)Independent Accountants. BDO USA, LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1934 Act.
(4)Financial Statements. The financial statements (together with the related schedules and notes) filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The consolidated selected financial data included in the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. There are no financial statements that are required to be included in the Registration Statement or the Prospectus that are not included as required.
(5)Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
(6)Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.
(7)No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or a material adverse effect on the performance by the Company of this Agreement, the Preferred Stock or the consummation of any transactions contemplated thereby (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular periodic dividends on shares of the Company’s common stock and outstanding shares of preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or, except for any repurchases under the Company’s share repurchase program which repurchases shall be made in compliance with applicable law, repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
(8)Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly incorporated or organized, as the case may be, and each is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, and has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiaries is duly qualified as a foreign corporation or entity, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or equity interest of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
(9)Subsidiaries. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities described in the Prospectus and the Company’s filings on Form 10-K and Form 10-Q. Except as otherwise disclosed in the Prospectus, the Company is not required, in accordance with Article 6 of Regulation S-X under the 1933 Act, to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than as indicated in the Company’s filings on Form 10-K and Form 10-Q.
(10)Portfolio Company Agreements. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). To the Company’s knowledge, except as otherwise disclosed in the Prospectus, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(11)Company BDC Election. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act; the Company’s BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The provisions of the corporate charter and bylaws of the Company and the operations of the Company are in compliance in all material respects with the provisions and requirements of the 1940 Act applicable to business development companies and the rules and regulations of the Commission applicable to business development companies.
(12)Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus as of the date thereof. All issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”) have been duly authorized and validly issued and are fully paid and non-assessable. All of the shares of the Company’s outstanding preferred stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding Common Shares or outstanding shares of the Company’s preferred stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(13)Authorization of Agreement; Compliance. This Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Company; and the Administration Agreement has been duly authorized, executed and delivered by the Company; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally.
(14)Authorization and Description of Preferred Stock. The Preferred Stock to be offered and sold pursuant to this Agreement and the Prospectus has been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The shares of Preferred Stock and the Underlying Securities conform to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Preferred Stock is not subject to the preemptive or other similar rights of any securityholder of the Company. The shares of Preferred Stock conform to the applicable provisions of the Articles and the relative rights, preferences, interests and powers of such shares are set forth in the Articles. The Articles have been duly authorized and executed by the Company in compliance with the Maryland General Corporation Law and filed by the Company with the State Department of Assessments and Taxation of Maryland. The Articles are in full force and effect.
(15)Underlying Securities. The Company has all the requisite corporate power and authority to issue the Underlying Securities issuable upon conversion of the Preferred Stock. The Underlying Securities have been duly and validly authorized by the Company and, when issued upon conversion of the Preferred Stock in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
(16)Disclosure. The statements set forth in the Prospectus under the caption “Description of the Preferred Stock,” insofar as they purport to constitute a summary of the terms of the Preferred Stock and under the captions “Material U.S. Federal Income Tax Considerations,” “Supplement to Material U.S. Federal Income Tax Considerations” and “Certain Relationships and Transactions,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.
(17)Absence of Violations and Defaults. Neither the Company nor any subsidiary is in violation of or default under (i) its charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(18)Due Authorization; Non-contravention; Absence of Further Requirements. The Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect; in the case of each of (i), (ii), (iii) and (iv) herein, except as described in the Prospectus with respect to the ability of the Company to sell shares of common stock below net asset value, (iii) will not result in any material respect in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary and (iv) will not affect the validity of the Preferred Stock or the legal authority of the Company to comply with the Articles, this Agreement or any Terms Agreement; in the case of each of (i), (ii), (iii) and (iv) above, except as described in the Prospectus with respect to the ability of the Company to sell shares of common stock below net asset value. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the compliance by the Company with all of the provisions of the Articles (including the issuance of the Underlying Securities), any Terms Agreement or consummation of the transactions contemplated hereby and thereby and by the Prospectus, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws or from FINRA.
(19)Possession of Intellectual Property. Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would, individually or in the aggregate, result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.
(20)Environmental Laws. To the knowledge of the Company, the Adviser and the Administrator, the Company, its subsidiaries and each controlled Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.
(21)Possession of Licenses and Permits. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
(22)Investment Advisory Agreement. (i) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (ii) the approvals by the Company’s board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.
(23)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Articles and any Terms Agreement or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
(24)Accuracy of Exhibits. Notwithstanding this Agreement, there are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act or the 1940 Act that have not been so described and filed as required.
(25)Advertisements. All Additional Disclosure Items complied and will comply in all material respects with (i) the applicable requirements of the 1933 Act and the 1940 Act, and (ii) the rules and interpretations of FINRA.
(26)Subchapter M. During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code”, respectively). The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Code.
(27)Payment of Taxes. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments or penalties as may be contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result, individually or in the aggregate, in a Material Adverse Effect.
(28)Distribution of Offering Materials. The Company has not distributed, or authorized the distribution of, and will not distribute, or authorize the distribution of, any offering material in connection with the offering and sale of the Preferred Stock other than the Registration Statement, the Prospectus or any Additional Disclosure Item the use of which has been consented to by the Dealer Manager.
(29)Registration Rights. Except as otherwise described in the Prospectus or the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
(30)Registration and Listing. The Company’s shares of common stock are registered pursuant to Section 12(b) or 12(g) of the 1934 Act and are listed for quotation on the NASDAQ Global Select Market (“NASDAQ”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the 1934 Act or delisting its common stock from NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing its common stock for trading on NASDAQ.
(31)Absence of Manipulation. Neither the Company, the Adviser nor the Administrator has taken nor will it take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Preferred Stock or the Underlying Securities; provided, however, the Agents acknowledge the Company may from time to time repurchase shares of its common stock pursuant to its share repurchase program, which repurchases shall be made in compliance with applicable law.
(32)Documents Incorporated by Reference. The documents filed and hereafter filed by the Company with the Commission under the 1934 Act and the 1940 Act, complied, and will comply, in each case as of their respective filing dates, in all material respects, with the requirements of the 1934 Act and the 1940 Act, as applicable, and, with respect to such 1934 Act documents, as of the date hereof, each Applicable Time and as of each Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to the 1940 Act and the 1934 Act, except where the failure to file such reports would not have a Material Adverse Effect.
(33)Officers and Directors. Except as disclosed in the Registration Statement or the Prospectus (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Agent except as otherwise disclosed in the Registration Statement or the Prospectus.
(34)Absence of Undisclosed Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any officer, director, employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.
(35)Tax Treatment of the Preferred Stock. For U.S. federal income tax purposes, the Preferred Stock will constitute equity of the Company.
(36)Absence of Loans to Officers and Directors. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.
(37)Compliance with Laws. The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.

(38)Anti-Bribery Laws. Neither the Company, nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the UK Bribery Act 2010, as amended, and the rules and regulations thereunder (collectively, the “Anti-Bribery Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Anti-Bribery Laws) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(39)Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(40)OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Preferred Stock contemplated by this Agreement or any Terms Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(41)Compliance with the Sarbanes Oxley Act. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the 1934 Act.
(42)Cybersecurity. (A) The Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to the Adviser’s information technology and computer systems, data and databases used by the Company (collectively, “IT Systems and Data”) except in each case as would not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, and (B) to the Company’s knowledge, the Adviser has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards. To the Company’s knowledge, the Adviser is presently in material compliance with all applicable laws and regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by an officer of the Company or the Adviser and delivered to the Agents or to Agent Counsel shall be deemed a representation and warranty by the Company or the Adviser (as applicable) to the Agents as to the matters covered thereby.
(b)Representations and Warranties by the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to the Agents as of the date hereof and as of each Representation Date, as follows:
(1)No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires) or the Administration Agreement (an “Administrator Material Adverse Change” or an “Administrator Material Adverse Effect,” where the context so requires).
(2)Good Standing of the Adviser and the Administrator. Each of the Adviser and the Administrator (and each of their subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has full power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(3)Investment Adviser Status. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.
(4)Description of Adviser. The description of the Adviser and the Administrator contained in the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
(5)Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and in this Agreement and each Company Agreement to which it is a party.
(6)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the

Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally.
(7)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of its obligations hereunder, in connection with the offering, issuance or sale of the Preferred Stock and the Underlying Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement or the Prospectus (including the use of the proceeds from the sale of the Preferred Stock as described in the Prospectus under the caption “Use of Proceeds”), except (i) such as have been already obtained under the 1933 Act and the 1940 Act, (ii) such as may be required under state securities laws and (iii) the filing of the Notification of Election under the 1940 Act, which has been effected.
(8)Absence of Proceedings. There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of its respective property or assets is the subject which are not described in the Registration and the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect or Administrator Material Adverse Effect.
(9)Absence of Violation or Default. Neither the Adviser nor the Administrator is in violation of its certificate of formation or certificate of limited partnership, as applicable, or limited liability company operating agreement or limited partnership operating agreement, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the “Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Preferred Stock and the Underlying Securities and the use of the proceeds from the sale of the Preferred Stock as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement and by the Administrator with its obligations hereunder and under the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to any Instrument, as applicable, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the limited partnership or limited liability company operating agreement, as applicable, of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser, the Administrator, or any of their respective assets, properties or operations except for such violations that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(10)Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; each of the Adviser and Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
(11)Executives and Key Employees. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.
(c)All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company, the Advisor or the Administrator submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the shares of Preferred Stock.
VIII.
(a)Each acceptance by the Company of an offer for the purchase of Preferred Stock, and each delivery of Preferred Stock to the Dealer Manager pursuant to a sale of Preferred Stock to the Dealer Manager, shall be deemed to be an affirmation that the representations and warranties of the Company and the Adviser and Administrator made to the Agents in this

Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Dealer Manager of the Preferred Stock relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, and the Prospectus as amended and supplemented to each such time).
(b)Except as otherwise provided in subsection (n) of Section IV, each time:
(1)the applicable Terms Agreement so specifies (unless waived by the Dealer Manager);
(2)the Company files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission that is incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus; or
(3)if required by the Agents after the Registration Statement or the Prospectus has been amended or supplemented (other than by an amendment or supplement (i) effected by the filing of a document with the Commission pursuant to the 1934 Act or (ii) which relates exclusively to an offering of securities other than the Preferred Stock or a new Registration Statement is used by the Company with respect to the Preferred Stock, the Company shall furnish or cause to be furnished to the Agents (i) a certificate of the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any other authorized officer of each of the Company and the Adviser satisfactory to the Agents (an “Authorized Officer”) dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section III(b) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section III(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate and (ii) a certificate of the Secretary of each of the Company and the Adviser dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificates referred to in Section III(d) hereof which were last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section III(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c)Except as otherwise provided in subsection (n) of Section IV, each time:

(1)the applicable Terms Agreement so specifies (unless waived by the Dealer Manager);
(2)the Company files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission that is incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus; or
(3)if required by the Agents after the Registration Statement or the Prospectus has been amended or supplemented (other than by an amendment or supplement (i) effected by the filing of a document with the Commission pursuant to the 1934 Act or (ii) which relates exclusively to an offering of securities other than the Preferred Stock) or a new Registration Statement is used by the Company with respect to the Preferred Stock, the Company shall furnish or cause to be furnished forthwith to the Agents and Agent Counsel the written opinions of each Company Counsel, dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, in the case of the opinion of the General Counsel, substantially in the form attached hereto as Exhibit A-1, and in the case of the opinions of Regular Counsel and Maryland Counsel, of the same tenors as the opinions referred to in Section III(a)(2) and III(a)(3) hereof, respectively, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions, provided, however, in the case of the Company filing a Quarterly Report on Form 10-Q, the General Counsel shall only be required to furnish an opinion in the form attached hereto as Exhibit A-2, Regular Counsel shall only be required to furnish a negative assurance letter in the form attached hereto as Exhibit B-2 and Maryland Counsel shall not be required to furnish such opinion; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).
(d)Except as otherwise provided in subsection (n) of Section IV, each time:
(1)the applicable Terms Agreement so specifies (unless waived by the Dealer Manager);
(2)the Company files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission that is incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus; or
(3)if required by the Agents after the Registration Statement or the Prospectus has been amended or supplemented (other than by an amendment or supplement (i) effected by the filing of a document with the Commission pursuant to the 1934 Act or (ii) which relates exclusively to an offering of securities other than the Preferred Stock) or a new Registration Statement is used by the Company with respect to the Preferred Stock,
Agent Counsel shall furnish or cause to be furnished forthwith to the Agents the written opinions of Agent Counsel, dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, provided, however, in the case of the Company filing a Quarterly Report on Form 10-Q, Agent Counsel shall only be required to furnish a negative assurance letter in form and substance satisfactory to the Agents; or, in lieu of such opinions, Agent Counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(e)Except as otherwise provided in subsection (n) of Section IV, each time:
(1)the applicable Terms Agreement so specifies (unless waived by the Dealer Manager);
(2)the Company files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K required by Item 2 of Form 8-K with the Commission that is incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus; or
(3)if required by the Agents after the Registration Statement or the Prospectus has been amended or supplemented by incorporation by reference or otherwise to include additional financial information required to be set forth therein under the terms of Form N-2 under the 1933 Act or a new Registration Statement is used by the Company with respect to the Preferred Stock, the Company shall cause BDO to furnish the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in Section III(c) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, BDO may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.
(f)The Company represents and agrees that, unless it obtains the prior written consent of the Dealer Manager, and each of the Dealer Manager and the Agents represents and agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Preferred Stock that would constitute an Additional Disclosure Item required to be filed with the Commission or retained by the Company under Rule 433 under the 1933 Act, provided that the prior consent of the Dealer Manager and the Company shall be deemed to have been given in respect of each Additional Disclosure Item that contains the final terms of the Preferred Stock included in such Additional Disclosure Item, if any, filed with the Commission by the Company.
(g)The Company hereby acknowledges that (1) the solicitation of purchases of the Preferred Stock and any purchase and sale of the Preferred Stock pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which they may be acting, on the other, (2) the Underwriters (as defined in Exhibit G hereinafter) are acting as principal and not as an agent (except as provided herein) or fiduciary of the Company and (3) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or in any respect, or owe an agency (except as provided herein), fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
IX.
(a)The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent and each person who controls any Agent within the meaning of either the 1933 Act, the 1934 Act or the 1940 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, the 1940 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Additional Disclosure Item, the Final Term Sheet or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Any indemnification by the Company pursuant to this Agreement shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.
(b)Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act, the 1934 Act or the 1940 Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. Each Agent agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section IX(b). This indemnity agreement will be in addition to any liability which each Agent may otherwise have.
(c)Promptly after receipt by an indemnified party under this Section IX of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section IX, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
(d)In the event that the indemnity provided in subsection (a), (b) or (c) of this Section IX is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the each Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by any Agent on the other from the offering of the Preferred Stock; provided, however, that in no case shall any Agent be responsible for any amount in excess of an amount represented by the percentage that the total underwriting discounts and commissions received by such Agent bears to the total sales price from the sale of the Preferred Stock sold to or through the Agents to the date of such liability. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each Agent shall severally contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the each Agent shall be deemed to be equal to an amount represented by the percentage that the total underwriting discounts and commissions received by such Agent bears to the total sales price from the sale of the Preferred Stock sold to or through the Agents. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or any Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section IX, each person who controls any Agent within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of any Agent shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this subsection (d).
(e)The Company acknowledges that (i) the name of such Agent appearing on the front cover of the Prospectus, (ii) the name of such Agent appearing in the first paragraph of the “Plan of Distribution” section in the Prospectus and (iii) the second, fifth and sixth sentences of the second paragraph and the last paragraph of the “Plan of Distribution” section in the Prospectus constitute the only information furnished in writing by or on behalf of such Agent for inclusion in the documents referred to in the foregoing indemnity.
X.
The Company may elect to suspend or terminate the offering of Preferred Stock under this Agreement at any time; the Company also (as to any one or more Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Dealer Manager shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit G. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than 5 days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Preferred Stock shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Preferred Stock relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Preferred Stock. The Company shall promptly notify the other parties in writing of any such termination.
The Dealer Manager may, and, upon the request of an Agent with respect to any Preferred Stock being purchased by such Agent shall, terminate any agreement hereunder by the Dealer Manager to purchase such Preferred Stock, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto since the date of the applicable agreement), any change, or any development involving an impending prospective change, in or affecting the business, financial position or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto since the date of the applicable agreement), or (ii) if there shall have occurred, since the date of such agreement, any outbreak or material escalation of hostilities or other national or international calamity or crisis, financial or otherwise, the effect of which is such as to make it, in the sole judgment of such Agent, impracticable or inadvisable to market the Preferred Stock or enforce contracts for the sale of the Preferred Stock, or (iii) if, since the date of such agreement, trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the NASDAQ or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, (iv) if there shall have come to the Dealer Manager’s or such Agent’s attention any facts that would cause the Dealer Manager or such Agent to believe that the Prospectus, at the time each was required to be delivered to a purchaser of Preferred Stock, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading, or (v) if, since the date of such agreement, a banking moratorium shall have been declared by either Federal or New York authorities.

Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Dealer Manager to purchase Preferred Stock as principal, and the termination of any such agreement shall not require termination of this Agreement.
If this Agreement is terminated, Section IX and Section XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Preferred Stock has been accepted by the Company but the time of delivery to the Dealer Manager of such Preferred Stock has not occurred, the provisions of all of Section IV, Section V(b) and Section VI shall also survive until time of delivery.
In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.
XI.
Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.
If to the Company or the Adviser:
Prospect Capital Corporation
10 East 40th Street
New York, New York 10016
Attention: Russell Wininger
Telecopy: (212) 448-9652
rwininger@prospectcap.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XII.
This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.
XIII.
This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed in that state. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. Each party hereto also irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

XIV.
If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.
    The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Preferred Stock (including any expenses incurred by the Agents in connection therewith); (iii) all expenses incurred in preparing, printing and distributing each Additional Disclosure Item, if any, the Prospectus to investors or prospective investors, (iv) the fees and disbursements of the Company’s auditors and of any paying or other agents appointed by the Company; (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement, each Additional Disclosure Item, if any, and the Prospectus; (vi) if the Company lists the Preferred Stock on a securities exchange, the costs and fees of such listing; (vii) the fees and expenses, if any, including the reasonable fees and disbursements of Agent Counsel incurred with respect to any filing with the FINRA; (viii) the cost of providing CUSIP or other identification numbers for the Preferred Stock (including any expenses incurred by the Agents in connection therewith); (ix) all reasonable expenses (including fees and disbursements of Agent Counsel) in connection with “Blue Sky” qualifications; and (x) any fees charged by rating agencies for the rating of the Preferred Stock. Additionally, the Company shall pay all reasonable and documented fees and disbursements of Agent Counsel in connection with the transactions contemplated by this Agreement, provided that such fees and disbursements shall not exceed (A) $50,000 in connection with the presentation of this Agreement and the commencement of this offering and (B) the aggregate amount of $15,000 on a quarterly basis thereafter (the “Agent Counsel Fee”), without the prior written approval of the Company and any amounts exceeding such Agent Counsel Fees shall be paid by the Agents.
    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agents with respect to the subject matter hereof.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

XV.
In the event that any Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
In the event that any Agent is a Covered Entity or a BHC Act Affiliate of such Agent and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section XV, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.
Very truly yours,

PROSPECT CAPITAL CORPORATION

By:
    Name:
    Title:

PROSPECT CAPITAL MANAGEMENT L.P.

By:    Prospect Management Group GP LLC, its General Partner

By:
    Name:
    Title:

PROSPECT ADMINISTRATION LLC

By:
    Name:
    Title:

[AMENDED AND RESTATED DEALER MANAGER AGREEMENT]

Confirmed and accepted
as of the date first above written:

INSPEREX LLC

By:
    Name:
    Title:

[AMENDED AND RESTATED DEALER MANAGER AGREEMENT]

ANNEX A

Agent Contact Information

InspereX LLC
200 South Wacker Drive
Suite 3400
Chicago, Illinois 60606
Fax: (312) 379-3701

EXHIBIT A-1

Form of Opinion of the General Counsel

A-1-1

EXHIBIT A-2

Form of Opinion of the General Counsel

B-2-1

EXHIBIT B-1

Form of Opinion of Regular Counsel

B-2-2

Form of Negative Assurance Letter of Regular Counsel

B-2-3

EXHIBIT C

Form of Opinion of Maryland Counsel

C-1

EXHIBIT D

Form of Final Term Sheet

PROSPECT CAPITAL CORPORATION (the “Issuer”)
5.50% Series AA1 Preferred Stock (the “AA Shares”)
5.50% Series MM1 Preferred Stock (the “MM1 Shares” and, together with the AA Shares, the “Preferred Stock”)
Prospectus Supplement dated February 18, 2022

Offering Period:
Trade Date:
Settlement Date (T+3):
Dealer Manager: InspereX LLC

CUSIP NUMBER	DIVIDEND RATE	DIVIDEND FREQUENCY	MATURITY	FIRST DIVIDEND PAYMENT DATE	FIRST DIVIDEND PAYMENT AMOUNT	PUBLIC OFFERING PRICE	SELLING COMMISSION	DEALER MANANGER FEE	LISTING
[●]	5.50%	Monthly	Perpetual	[●]	[●]	Multiple Fixed ($23.75-$25.00)[1]	Up to 4.875% of the Stated Value[2]	0.125% of the Stated Value	Subject to Issuer discretion[3]

Prospectus Supplement: Please review the prospectus supplement, which is available at [link to the prospectus supplement].

1The Preferred Stock will be sold to investors at multiple fixed price public offering prices ranging from $23.75 to $25 per share (the “Price Range”), which prices, if less than $25 per share, will be determined from time to time by the Dealer Manager, Agents and Selected Dealers, subject to the Issuer’s prior consent, prior disclosure in the Prospectus and be consistently applied to all sales to eligible customer accounts of the Dealer Manager, an Agent or a Selected Dealer, as applicable.

2 The Issuer will pay to the Dealer Manager a dealer manager fee equal to 0.125% of the Stated Value and a selling commission of up to 4.875% of the Stated Value which selling commission will be determined from time to time by the Issuer and the Dealer Manager.

3 The Issuer may elect to list the Preferred Stock on a national securities exchange at any time after issuance of the Preferred Stock but is not required to do so.

D-1

Schedule 1
SUMMARY OF PREFERRED STOCK LIQUIDITY FEATURES

The following table is intended to assist investors in understanding the liquidity features of the Preferred Stock. The table provides only a summary of the liquidity features of the Preferred Stock. We urge you to read the Articles Supplementary for the Preferred Stock in its entirety because it, and not this summary, defines your rights as a holder of the Preferred Stock. Please also refer to “Description of the Preferred Stock” in the Prospectus Supplement.

Years after Date of Issuance	Dividend	AA Share Holder Optional Conversion Fee*	MM Share Clawback*	Holder Optional Conversion*		Optional Redemption on Death of Holder*	Issuer Optional Redemption	Issuer Optional Conversion
				Settle in Stock	Settle in Cash			Settle in Stock	Settle in Cash
Years 1 and 2	Pro rated dividend in month of issuance, based on number of days in month after issuance Thereafter, monthly dividends	Year 1: 9.00% Year 2: 8.00% (as a % of the maximum public offering price disclosed herein; measured on a share by share basis from date of issuance)	Year 1: Settlement Amount reduced by the aggregate amount of all dividends, whether paid or accrued, on such MM Share in the three full months prior to the Holder Conversion Exercise Date	Yes	Not available, unless Board determines settlement in stock would be materially detrimental to, and not in the best interest of, existing common stockholders	● Available to Natural Persons and their estates after 6-month holding period ● Limited to greater of $10 million or 5% of Preferred Stock ● May settle in cash or stock	Not available, unless Board determines redemption is necessary to comply with 1940 Act asset coverage requirements or maintain RIC status	Not available, unless Board determines it is necessary to comply with 1940 Act asset coverage or maintain RIC status, maintain or enhance credit rating, comply with regulatory or other obligations, achieve a strategic transaction, or improve the liquidity position	No
Years 3 through 5	Monthly dividends	Year 3: 7.00% Year 4: 6.00% Year 5: 5.00% (as a % of the maximum public offering price disclosed herein; measured on a share by share basis from date of issuance)	None	Yes	Not available, unless Board determines settlement in stock would be materially detrimental to, and not in the best interest of, existing common stockholders	● Available to Natural Persons and their estates after 6-month holding period ● Limited to greater of $10 million or 5% of Preferred Stock ● May settle in cash or stock	Not available, unless Board determines redemption is necessary to comply with 1940 Act asset coverage requirements or maintain RIC status	Yes	No
After Year 5	Monthly dividends	None	None	Yes (right to convert a share of Preferred Stock terminates upon the listing of such share)	Yes (right to convert a share of Preferred Stock terminates upon the listing of such share)	● Available to Natural Persons and their estates after 6-month holding period ● Limited to greater of $10 million or 5% of Preferred Stock ● May settle in cash or stock	Yes	Yes	Yes
* Expires upon listing of the Preferred Stock on a national securities exchange.
D-2

EXHIBIT E

Terms Agreement
5.50% Series AA1 Preferred Stock
5.50% Series AA1 Preferred Stock (the “AA Shares”)
5.50% Series MM1 Preferred Stock (the “MM1 Shares” and, together with the AA Shares, the “Preferred Stock”)

Prospect Capital Corporation
10 East 40th Street
New York, New York 10016

Attention: Treasurer

The undersigned agrees to purchase the following aggregate principal amount of Preferred Stock:

$__________
Total Number of Shares:
Stated Value: $25.00 per share
Dealer Manager Fee: 0.125% of Stated Value; as set forth in the pricing table attached hereto as Annex A (the “Pricing Table”)
Selling Commission: up to 4.875% of Stated Value; as set forth in the Pricing Table
Price to Dealer Manager: as set forth in the Pricing Table
Net Proceeds to Issuer: as set forth in the Pricing Table

The terms of such Preferred Stock shall be as follows:

CUSIP Number: [●]
Public Offering Price: $25.00 per share, except as otherwise set forth in the Pricing Table
Dividend Rate: 5.50%
Dividend Frequency: Monthly
Maturity: Perpetual
Conversion Rights: As described in Prospectus Supplement dated February 18, 2022
Redemption Rights: As described Prospectus Supplement in dated February 18, 2022
Settlement Date: [●]

[Any other terms and conditions agreed to by the Dealer Manager and the Company]

INSPEREX LLC

By:
Title:

ACCEPTED

PROSPECT CAPITAL CORPORATION

By:
Title:

Annex A

Pricing Table

Public Offering Price	[Selected Dealer/Agent]	Number of Shares	Sales Commission	Dealer Manager Fee	Price to Dealer Manager	Net Proceeds to Issuer

EXHIBIT F

Master Selected Dealer Agreement

February 18, 2022

Dear (Customer Name):

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.
This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.
1.Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which InspereX LLC (“InspereX”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.
2.Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular). You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to InspereX LLC, 200 South Wacker Drive, Suite 3400, Chicago, Illinois 60606 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of InspereX LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.
3.Offering Materials and Arrangements.
(a)Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by InspereX LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.
You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.
You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.
You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.
(b)Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.
You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.
(c)Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the "Concession." If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.
(d)Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.
4.Representations, Warranties and Agreements.
(a)FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the FINRA, (ii) a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA's interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted or Municipal Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.
You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule) as that section applies to a non-FINRA member broker or dealer in a foreign country.
You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.
You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.
(b)Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.
(c)Role of InspereX LLC; Legal Responsibility. InspereX LLC is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. InspereX LLC, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. InspereX LLC will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of InspereX LLC will be implied hereby or inferred herefrom.
(d)Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.
(e)U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.
(f)Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.
(g)Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.
(h)Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you with comply therewith in connection with a Registered Offering.
(i)Structured Products. You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.
(j)    New Products. You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.
5.Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6.Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.
7.Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.
8.Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.
9.Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
10.Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.
Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.
            Very truly yours,

            By: __________________________
    Laura Elliott
    Managing Director - Syndicate
CONFIRMED: ______________________, 20___

(CUSTOMER NAME)

By: _____________________________________

Name: ___________________________________
    (Print name)

Title: ____________________________________

EXHIBIT G

Form of Agent Joinder Letter

[Date]

[Name and Address of Agent]

Re: Issuance and Sale of 5.50% Series AA1 Preferred Stock, par value $0.001 per share and 5.50% Series MM1 Preferred Stock, par value $0.001 per share, by Prospect Capital Corporation (the “Preferred Stock”)]

Dear __________:

    The Amended and Restated Dealer Manager Agreement dated February 18, 2022 (the “Agreement”), among Prospect Capital Corporation (the “Company”), Prospect Capital Management L.P., Prospect Administration LLC and InspereX LLC (the “Dealer Agent”) provides for the issue and sale by the Company of the Preferred Stock.

    Subject to and in accordance with the terms of the Agreement and accompanying Administrative Procedures, the Company hereby appoints you as Agent (as such term is defined in the Agreement) [on an on−going basis in connection with the purchase of the Preferred Stock][in connection with the purchase of the Preferred Stock, but only for this one transaction]. Your appointment is made subject to the terms and conditions applicable to Agents under the Agreement and terminates upon [termination of the Agreement][payment for the Preferred Stock or other termination of this transaction]. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the documents previously delivered to the Agents under the Agreement are available upon request.

    This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York.

    If the above is in accordance with your understanding of our agreement, please sign and return this letter to us on or before settlement date. This action will confirm your appointment and your acceptance and agreement to act as Agent [on an on−going basis in connection with the purchase of the Preferred Stock][in connection with the issue and sale of the Preferred Stock] under the terms and conditions of the Agreement.

G-1

Very truly yours,

PROSPECT CAPITAL CORPORATION

By:    ________________________
Name:    ________________________
Title:    ________________________

PROSPECT CAPITAL MANAGEMENT L.P.

By:    Prospect Management Group GP LLC,
its General Partner

By:    ________________________
Name:    ________________________
Title:    ________________________

PROSPECT ADMINISTRATION LLC

By:    ________________________
Name:    ________________________
Title:    ________________________

AGREED AND ACCEPTED

[Name of Agent]

By:    ________________________
Name:    ________________________
Title:    ________________________

G-2